UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported)   December 5, 2011

j2 Global, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-25965 (Commission File Number)	51-0371142 (IRS Employer Identification No.)

6922 Hollywood Blvd.
Suite 500
Los Angeles, California  90028
(Address of principal executive offices)

(323) 860-9200
(Registrant's telephone number, including area code)

j2 Global Communications, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Effective December 5, 2011, j2 Global Communications, Inc. (the “Company”) changed its name from j2 Global Communications, Inc. to j2 Global, Inc. The name change was effected pursuant to Section 253 of the General Corporation Law of the State of Delaware by the merger of a wholly owned subsidiary of the Company into the Company. The Company was the surviving corporation and, in connection with the merger, the Company amended its Certificate of Incorporation to change the Company’s name to j2 Global, Inc. pursuant to the Certificate of Ownership and Merger filed with the Secretary of State of the State of Delaware. A copy of the Certificate of Ownership and Merger is attached hereto as Exhibit 3.1.6 and is incorporated herein by reference.

Effective December 5, 2011, by action of the Board of Directors, the Company amended its By-laws to change the title of the By-laws to reflect the Company’s name change from j2 Global Communications, Inc. to j2 Global, Inc. There were no other amendments to the By-Laws.  A copy of the amended and restated By-laws is attached hereto as Exhibit 3.2.1 and is incorporated herein by reference.

Also effective December 5, 2011, the Company amended its form of common stock certificate to reflect the name change.  A specimen of the new common stock certificate is attached hereto as Exhibit 4.1.2 and is incorporated herein by reference.

The Company’s common stock has been assigned the new CUSIP number 48123V102 and will continue to trade on the NASDAQ Global Select Market under the symbol JCOM.

A copy of the Company’s press release announcing the name change is attached as hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description

3.1.6	Certificate of Ownership and Merger.
3.2.1	Amended and Restated By-laws.
4.1.2	Specimen of Common Stock Certificate.
99.1	Press Release dated December 7, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

j2 Global, Inc. (Registrant)

Date: December 7, 2011	By:	/s/ Jeffrey D. Adelman
Jeffrey D. Adelman Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

3.1.6	Certificate of Ownership and Merger.
3.2.1	Amended and Restated By-laws.
4.1.2	Specimen of Common Stock Certificate.
99.1	Press Release dated December 7, 2011.